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COMPANY CONTACT:                                  INVESTOR RELATIONS CONTACTS:
----------------                                  ----------------------------
Senesco Technologies, Inc.                        Lippert/Heilshorn & Associates
Bruce C. Galton                                   Ethan Denkensohn
President and CEO                                 (edenkensohn@lhai.com)
(732) 296-8400                                    (212) 838-3777
                                                  Bruce Voss (bvoss@lhai.com)
                                                  (310) 691-7100


              SENESCO POSTS STOCKHOLDER LETTERS ON COMPANY WEB SITE

NEW BRUNSWICK, N.J.(JULY 2, 2002) - SENESCO TECHNOLOGIES, INC. ("SENESCO" OR THE "COMPANY") (AMEX: SNT) today announced that it posted the Company's annual Letter to Stockholders and a Research and Development update on its Company web site at www.senesco.com. The Letter to Stockholders reviews corporate events that occurred during the past fiscal year and outlines key goals and objectives for the upcoming fiscal year. Specifically, the letter addresses securing additional long-term equity financing, Senesco's new listing on the American Stock Exchange, its license agreements with Harris Moran Seed Company and ArborGen, LLC, and its joint venture with Rahan Meristem.

The Company's R&D Letter outlines the expansion of its ongoing research and development programs. As the letter indicates, the Company's research has yielded new findings, which we believe will expand opportunities to apply the Company's gene technology. The Company's research has shown that the DHS and Factor 5A genes regulate apoptosis in animal and human cells, while pre-clinical studies have shown that the Factor 5A gene is able to kill cancer cells. The letter also discusses the potential applicability of Senesco's technology in targeting major diseases such as tumors, heart disease and glaucoma.

For further information and to review these letters, please visit the Company's web site at www.senesco.com.

ABOUT SENESCO TECHNOLOGIES, INC.

Senesco takes its name from the scientific term for the aging of cells: senescence. The Company has developed technology that regulates the onset of cell death. Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress for flowers, fruits and vegetables. The Company believes that Senesco's technology can be used to develop superior strains of crops by delaying natural plant senescence. Senesco has begun to explore ways to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine. Senesco partners with leading-edge companies and earns research and development fees for applying its gene-regulating platform technology to enhance its partner's products. Senesco is headquartered in New Brunswick, New Jersey, and has research laboratories at the University of Waterloo in Ontario, Canada.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company's gene technology; the approval of the Company's patent applications; the successful implementation of the Company's research and development programs and joint ventures; the success of the Company's commercialization strategy, including its license agreement with Harris Moran; the acceptance by the market of the Company's products; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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